Exhibit (h)(6)

SCHEDULE A

OPERATING EXPENSE LIMITS
AMENDED AS OF SEPTEMBER 25, 2019

This Agreement relates to the following:

Name of Fund	Maximum Operating Expense Limit (as a percentage of average net assets)
HSBC U.S. Government Money Market Fund	Class E Shares:	0.25%
	Class I Shares:	0.14%
	Intermediary Shares:	0.18%
	Intermediary Service Shares:	0.20%

HSBC U.S. Treasury Money Market Fund	Class E Shares:	0.25%
	Class I Shares:	0.14%
	Intermediary Shares:	0.18%
	Intermediary Service Shares:	0.20%

HSBC Emerging Markets Debt Fund	Class A Shares:	0.85%
	Class I Shares:	0.50%

HSBC Frontier Markets Fund	Class A Shares:	1.85%
	Class I Shares:	1.50%

HSBC Asia ex-Japan Smaller Companies Equity Fund	Class A Shares:	1.25%
	Class I Shares:	0.90%

HSBC High Yield Fund	Class A Shares:	0.90%
	Class I Shares:	0.55%

HSBC Strategic Income Fund	Class A Shares:	1.05%
	Class I Shares:	0.70%

HSBC Opportunity Fund	Class A Shares:	1.65%
	Class B Shares:	2.40%
	Class C Shares:	2.40%

HSBC Opportunity Fund Class I	Class I Shares:	1.10%

Exhibit (h)(6)

SCHEDULE B

DURATION OF OPERATING EXPENSE LIMITS
AMENDED AS OF SEPTEMBER 25, 2019

The duration of each Operating Expense Limit shall be as follows:

Date on Which Operating
Name of Fund	Expense Limit Terminates
HSBC U.S. Government Money Market Fund	March 1, 2020
HSBC U.S. Treasury Money Market Fund	March 1, 2020
HSBC Emerging Markets Debt Fund	March 1, 2020
HSBC Frontier Markets Fund	March 1, 2020
HSBC Asia ex-Japan Smaller Companies Equity Fund	March 1, 2020
HSBC High Yield Fund	March 1, 2021
HSBC Strategic Income Fund	March 1, 2021
HSBC Opportunity Fund	March 1, 2020
HSBC Opportunity Fund Class I	March 1, 2020

IN WITNESS WHEREOF, the parties hereto cause this instrument to be executed as of September 25, 2019.

HSBC FUNDS ON BEHALF OF EACH OF
ITS SERIES SET FORTH IN SCHEDULE A

By:	/s/Richard A. Fabietti
Name:	Richard A. Fabietti
Title:	President

HSBC GLOBAL ASSET MANAGEMENT
(USA) INC.

By:	/s/Stefano Michelagnoli
Name:	Stefano Michelagnoli
Title:	Regional Head of Product, Americas